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                                                                   EXHIBIT 3.1
                          CERTIFICATE OF INCORPORATION
                                       OF
                              ST. JAMES GROUP, INC.
                            (a Delaware corporation)

         The undersigned, in order to form a corporation pursuant to the General Corporation Law of the State of Delaware, does hereby certify as follows:

         FIRST:  The name of the Corporation is St. James Group, Inc.

         SECOND: The address of the registered office of the Corporation in the State of Delaware is The Prentice-Hall Corporation System, Inc. 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent 19901. The name of its registered agent at the address is The Prentice-Hall Corporation System, Inc.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of all classes which the Corporation is authorized to have outstanding is Twenty One Million (21,000,000) shares of which stock Twenty Million (20,000,000) shares in the par value of $.001 each, amounting in the aggregate of Twenty Thousand Dollars ($20,000) shall be common stock and of which One Million (1,000,000) shares in the par value of $.001 each, amounting in the aggregate to One Thousand Dollars ($1,000) shall be preferred stock. The board of directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the authorized shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series and the qualifications, limitations or restrictions thereof. The authority of the board with respect to each series shall include, but not be limited to, determination of the following:

         (a) The number of shares constituting that series and the distinctive designation of that series;

         (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

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         (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

         (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

         (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions, and at different redemption rates;

         (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

         (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

         (h) Any other relative rights, preferences and limitations of that series, unless otherwise provided by the certificate of determination.


         FIFTH: Election of directors ar an annual or special meeting of stockholders need not be by written ballot unless the bylaws of the corporation shall otherwise provide. The number of directors of the corporation which shall constitute the whole board of directors shall be such as from time to time shall be fixed by or in the manner provided in the bylaws.

         SIXTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, repeal, alter, amend and rescind the bylaws of the corporation.

         SEVENTH: A director of the corporation shall not be personally liable for monetary damages to the corporation or its stockholders for breach of any fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derives an improper personal benefit.

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         EIGHTH: A director or officer of the corporation shall not be disqualified by his or her office from dealing or contracting with the corporation as a vendor, purchaser, employee, agent or otherwise. No transaction, contract or act of the corporation shall be void or voidable or in any way affected or invalidated by reason of the fact that any director or officer of the Corporation is a member of any firm, a stockholder, director or officer of any corporation or trustee or beneficiary of any trust that is in any way interested in such transaction, contract or act. No director or officer shall be accountable or responsible to the corporation for or in respect to any transaction, contract or act of the corporation or for any gain or profit directly or indirectly realized by him or her by reason of the fact that he or she or any firm in which he or she is a member or any corporation of which he or she is a stockholder, director, or officer, or any trust of which he or she is a trustee, or beneficiary, is interest in such transaction, contract or act; provided the fact that such director or officer or such firm, corporation, trustee or beneficiary of such trust, is so interest shall have been disclosed or shall have been known to the members of the board of directors as shall be present at any meeting at which action upon such contract, transaction or act shall have been taken. Any director may be counted in determining the existence of a quorum at any meeting of the board of directors which shall authorize or take action in respect to any such contract, transaction or act, and may vote thereat to authorize, ratify or approve any such contract, transaction or act, and any officer of the corporation may take any action within the scope of his or her authority, respecting such contract, transaction or act with like force and effect as if he or she or any firm of which he or she is a member, or any corporation of which he or she is a stockholder, director or officer, or any trust of which he or she is a trustee or beneficiary, were not interested in such transaction, contract or act. Without limiting or qualifying the foregoing, if in any judicial or other inquiry, suit, cause or proceeding, the question of whether a director or officer of the corporation has acted in good faith is material, and notwithstanding any statue or rule of law or equity to the contrary (if any there be) his or her good faith shall be presumed in the absence of proof to the contrary by clear and convincing evidence.

         NINTH: Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors of class of creditors, and/or the stockholders or class of stockholders of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.


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         TENTH: The corporation reserves the right to amend and repeal any provision contained in this certificate of incorporation in the manner prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

         ELEVENTH: The incorporator is Jehu Hand whose mailing address is 29691 Monarch Drive, San Juan Capistrano California 92675.

         I, the undersigned, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true, and, accordingly, have hereunto set my hand this 3rd day of June, 1992.



                                            /s/ Jehu Hand
                                            ------------------------------------
                                            Jehu Hand,
                                            Incorporator




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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                              ST. JAMES GROUP, INC.

                           (Pursuant to Section 242 of
                      the Delaware General Corporation Law)

The undersigned Sina Khelil, being the President of St. James Group, Inc., a Delaware corporation (the "Corporation"), does hereby certify as follows:

         1. The Certificate of Incorporation of the Corporation is hereby amended pursuant to Section 242(a)(1) of the General Corporation Law of the State of Delaware, in Article First and Article Fourth thereof, to read in their entirety as follows:

FIRST: The name of the corporation is ClearLogic, Inc.

FOURTH: The total number of shares of all classes which the Corporation is authorized to have outstanding is Twenty One Million (21,000,000) shares of which stock Twenty Million (20,000,000) shares in the par value of $.001 each, amounting in the aggregate of Twenty Thousand Dollars ($20,000) shall be common stock and of which One Million (1,000,000) shares in the par value of $.001 each, amounting in the aggregate to One Thousand Dollars ($1,000) shall be preferred stock. Effective upon filing of this amendment with the Delaware Secretary of State, the common stock shall be reconstituted such that four new shares of common stock shall be issued in exchange for each one outstanding share. Any fractional shares otherwise required to be issued shall be rounded to the nearest whole share. The board of directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the authorized shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series and the qualifications, limitations or restrictions thereof. The authority of the board with respect to each series shall include, but not be limited to, determination of the following:

         (a) The number of shares constituting that series and the distinctive designation of that series;

         (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

         (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

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         (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

         (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions, and at different redemption rates;

         (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

         (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

         (h) Any other relative rights, preferences and limitations of that series, unless otherwise provided by the certificate of determination.

         2. The foregoing Amendment to the Certificate of Incorporation was first authorized by the Board of Directors and subsequently duly adopted by consent action duly adopted by the holders of all of the Corporation's outstanding stock entitled to vote thereon in accordance with Section 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of November 23, 1999 and DOES HEREBY CERTIFY, that the facts stated in this Certificate of Amendment are true and correct.


/s/ Sina Khelil
-------------------
Sina Khelil
President

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